UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 19, 2004


                         Commission File Number 0-15949

                   INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

           California                                             94-2862863
  (State or other jurisdiction                               (I.R.S. Employer
 of incorporation or organization)                           identification No.)


                        100 ROWLAND WAY, NOVATO, CA 94945
               (Address of principal executive offices) (Zip code)

                                 (415) 878-4000 (Registrant's telephone number
               including area code)

                  ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

On April 19, 2004 (the "Closing Date"), International Microcomputer Software, Inc. ("IMSI") consummated the acquisition (the "Acquisition") of all the stock of Aladdin Systems, Inc. ("Aladdin"), pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated January 20, 2004, between Aladdin Systems Holdings, Inc, the parent company of Aladdin, and IMSI.

The consideration paid in the Acquisition (which was determined as a result of arms'-length negotiations and which was based upon an in-depth analysis of Aladdin's current and projected business activity in addition to comparable companies and transactions) consisted of a combination of cash in the amount of $1,500,000, subject to a 10% escrow, 2,317,881 unregistered shares of IMSI common stock (which are required to be registered within 90 days of the close of the transaction) and two three-year convertible notes in the aggregate amount of $3,000,000.Additional cash earn-out payments may be earned, up to an aggregate of $2,000,000, based on net revenues derived from Aladdin for the three consecutive twelve-month periods following the Closing Date.

Eligible employees of Aladdin were given the opportunity to convert their existing Aladdin Systems Holdings Inc. common stock options into IMSI common stock options priced at market as of the date of the closing. The newly granted options are subject to vesting as set forth in our 2004 Incentive Stock Option Plan. The conversion ratio was calculated using the Black-Scholes valuation methodology and resulted in the issuance of 638,000 IMSI common stock options with an aggregate value of $1.1 million which was included in the calculation of the aggregate consideration paid for the acquisition.

Aladdin is a developer and publisher of utility software solutions in the areas of information access, removal, recovery, security and distribution of information and data for the Windows(R), Linux and Macintosh(R) platforms.

IMSI relied on its available cash balances to make the payment related to the cash component of this transaction.

                   ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

The financial statements of Aladdin Systems, Inc. and the report of Grant Thornton, LLP, the independent public accountants relating to such financial statements, are attached hereto.

(b) PRO FORMA FINANCIAL INFORMATION:

The unaudited pro forma condensed combined consolidated financial statements of IMSI attached hereto are not necessarily indicative of the results that actually would have been attained if the acquisition had been in effect on the dates indicated or which may be attained in the future. Such statements should be read in conjunction with the historical financial statements of IMSI and Aladdin Systems, Inc.

(c) EXHIBITS:

NUMBER     EXHIBIT DESCRIPTION
--------------------------------------------------------------------------------
 2.1 Aladdin Stock Purchase Agreement, dated January 20, 2004, between Aladdin Systems Holdings, Inc. and International Microcomputer

           Software, Inc. (1) (2)

99.1 Press Release, dated April 20, 2004 of International Microcomputer Software, Inc. announcing the closing of the Aladdin Systems, Inc acquisition. (1)

(1) Previously filed in the Current Report on Form 8-K filed by the registrant on April 20, 2004.

(2) The exhibits to the Stock Purchase Agreement have not been filed with the Stock Purchase Agreement. The Stock Purchase Agreement previously filed as an exhibit to the Current Report on Form 8-K filed by the registrant on April 20, 2004 briefly describes the contents of each exhibit to the Stock Purchase Agreement. The Registrant undertakes to furnish supplementally a copy of any omitted exhibit to the Commission upon request. Set forth below is a list of the omitted exhibits:

A. Form of Promissory Note B. Form of Promissory Note C. Form of Pledge Agreement D. Form of Earn-Out Report E. Form of Escrow Agreement

F. Form of Registration Rights Agreement G. Form of Executive Employment Agreement- Jonathan Kahn H. Form of Executive Employment Agreement- Darryl Lovato I. Form of Purchaser's Counsel Opinion J. Form of Seller's Counsel Opinion

FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

                              ALADDIN SYSTEMS, INC.

                      INDEX TO AUDITED FINANCIAL STATEMENTS


DESCRIPTION                                                                                                 PAGE
-----------------------------------------------------------------------------------------------------------------
Report of Independent Certified Public Accountants                                                           6

Balance Sheets as of December 31, 2002 and December 31, 2003                                                 7

Statements of Operations for the Years Ended December 31, 2002 and December 31, 2003                         8

Statements of Changes in Stockholders' Equity for the Years Ended December 31, 2002 and December 31, 2003    9

Statements of Cash Flows for the Years Ended December 31, 2002 and December 31, 2003                         10

Notes to Financial Statements                                                                                11

                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders

Aladdin Systems, Inc.

We have audited the accompanying balance sheets of Aladdin Systems, Inc. (the "Company") as of December 31, 2003 and 2002 and the related statements of operations, stockholders' equity and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.


Grant Thornton, LLP
San Francisco, California

APRIL 7, 2004 (except for Note 8 as to which the date is April 19, 2004)

                              ALADDIN SYSTEMS, INC

             BALANCE SHEETS AS OF DECEMBER 31, 2002 AND DECEMBER 31, 2003

                                                                                           -------------------------
                                                                                               2003          2002
                                                                                           -----------   -----------
 ASSETS

    CURRENT ASSETS:

       Cash                                                                                $   461,580   $   583,653
       Accounts receivable (net of allowance of $181,648 and $125,267, respectively)           996,587       972,912
       Inventories                                                                             125,816        88,802
       Prepaid expenses and other current assets                                               228,248       213,923
                                                                                           -----------   -----------
    TOTAL CURRENT ASSETS                                                                     1,812,231     1,859,290

    Capitalized software, net                                                                  717,216       944,216
    Property and equipment, net                                                                250,083       272,352
                                                                                           -----------   -----------
                                                                                             2,779,530     3,075,858
 TOTAL ASSETS                                                                              ===========   ===========
 LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES:
       Accounts payable                                                                    $   568,796   $   311,297
       Accrued expenses and other liabilities                                                  446,908       297,086
       Current maturities of long-term debt                                                    336,204       457,552
                                                                                           -----------   -----------
                                                                                             1,351,908     1,065,935
    TOTAL CURRENT LIABILITIES

    Long-term debt                                                                               7,500       339,704
                                                                                           -----------   -----------
                                                                                             1,359,408     1,405,639
    TOTAL LIABILITIES

    STOCKHOLDERS' EQUITY:

       Common stock, $0.01 par value:  20,000,000 shares authorized; 4,709,086 share
issued and outstanding                                                                          47,091        47,091

       Additional paid in capital                                                              438,992     1,331,895
       Retained earnings                                                                       934,039       291,233
                                                                                           -----------   -----------
    Total stockholders' equity                                                               1,420,122     1,670,219
                                                                                           -----------   -----------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                $ 2,779,530   $ 3,075,858
                                                                                           ===========   ===========

                 See accompanying notes to financial statements.

                              ALADDIN SYSTEMS, INC

          STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2002 AND
                                   DECEMBER 31, 2003



                                                               2003           2002
                                                           -----------    -----------
Sales                                                      $ 8,425,915    $ 7,457,245

Cost of sales                                                1,100,400        745,519
                                                           -----------    -----------
GROSS PROFIT                                                 7,325,515      6,711,726

OPERATING EXPENSES:
     Marketing, sales and support                            3,448,853      3,044,918
     Research and development                                2,132,267      1,858,893
     General and administrative                              1,113,009        912,379
                                                           -----------    -----------
          Total operating expenses                           6,694,129      5,816,190

INCOME FROM OPERATIONS                                         631,386        895,536
                                                           -----------    -----------
Other income (expense):
      Interest expense                                         (18,365)       (25,442)
      Other                                                     29,785          2,216
                                                           -----------    -----------
INCOME BEFORE INCOME TAXES                                     642,806        872,310

Income taxes                                                        --             --

NET INCOME                                                 $   642,806    $   872,310
                                                           ===========    ===========
 INCOME PER SHARE - BASIC AND DILUTED                      $     0.14     $      0.19

Shares used in  computing  basic and  diluted  income
per share                                                   4,709,086       4,709,086

                 See accompanying notes to financial statements.

                              ALADDIN SYSTEMS, INC

           STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE YEARS ENDED
                        DECEMBER 31, 2002 AND DECEMBER 31, 2003

                                                      COMMON STOCK      ADDITIONAL       RETAINED
                                         ------------------------------  PAID -IN        EARNINGS/
                                               SHARES         AMOUNT      CAPITAL        (DEFICIT)        TOTAL
                                         ---------------------------------------------------------------------------
BALANCE AT JANUARY 1, 2002                   4,709,086      $ 47,091   $  883,959       $ (581,077)    $  349,973
Net investment by parent                                                  447,936                         447,936
Net income                                                                                 872,310        872,310
                                         ---------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2002                 4,709,086        47,091    1,331,895          291,233      1,670,219

Net distribution to parent                                               (892,903)                       (892,903)
Net income                                                                                 642,806        642,806
                                         ---------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2003                 4,709,086      $ 47,091   $  438,992       $  934,039     $1,420,122
                                         ===========================================================================

                 See accompanying notes to financial statements.

                              ALADDIN SYSTEMS, INC

          STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2002 AND
                                   DECEMBER 31, 2003

                                                                                     2003           2002
                                                                                 -----------    -----------
 CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                                   $   642,806    $   872,310
    Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                                 365,174        280,023
       Loss on disposal of property and equipment                                         --          3,633
    Changes in operating assets and liabilities:
       Accounts receivable, net                                                      (23,675)       (56,614)
       Inventories                                                                   (37,014)       (31,356)
       Prepaid expenses and other current assets                                     (14,325)         8,453
       Accounts payable                                                              257,499       (177,511)
       Accrued expenses and other liabilities                                        149,822         48,030
                                                                                 -----------    -----------
 CASH PROVIDED BY OPERATING ACTIVITIES                                             1,340,287        946,968

 CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisition of property and equipment                                            (65,241)       (28,882)
    Proceeds from sales of property and equipment                                         --            350
    Acquisition of software rights                                                   (50,664)      (210,500)
                                                                                 -----------    -----------
 CASH USED IN INVESTING ACTIVITIES                                                  (115,905)      (239,032)

 CASH FLOWS FROM FINANCING ACTIVITIES:
    Net payment on line of credit
                                                                                          --            (19)
    Net distribution to parent                                                      (892,903)      (127,121)
    Repayment of long-term debt                                                     (453,552)       (94,116)
                                                                                 -----------    -----------
 CASH USED IN FINANCING ACTIVITIES                                                (1,346,455)      (221,256)

 NET (DECREASE) INCREASE IN CASH                                                    (122,073)       486,680

 Cash at beginning of period                                                         583,653         96,973
                                                                                 -----------    -----------
 CASH AT END OF PERIOD                                                           $   461,580    $   583,653
                                                                                 ===========    ===========
 Cash paid during the period for Interest:                                       $     6,848    $    16,085

                 See accompanying notes to financial statements.

                              ALADDIN SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS

       NOTE 1 -ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Aladdin Systems, Inc. (the "Company") develops, publishes, and distributes computer software for the Macintosh, Windows, Solaris, and Linux software markets. Products are marketed through independent distributors in the United States and Canada, through resellers and mail order companies in other countries, directly to corporate accounts under site licensing agreements, and directly to end-users through direct marketing and the Internet.

Basis of Presentation

The Company is a 100% owned subsidiary of Aladdin Systems Holdings, Inc. ("Holdings"). The financial statements present the stand-alone statements of the Company and accordingly may not be indicative of the financial condition and results of operations had the Company operated independent of Holdings. All intercompany transactions with Holdings have been recorded as a net investment or distribution through additional paid in capital in shareholders' equity.

Revenue Recognition

Revenues and accounts receivable are principally derived from:

      o     Distributors and resellers of the Company's products

      o     The Company's websites

      o     Third party products

      o     Licensing contracts

Sales to distributors and resellers are subject to agreements permitting rights of return for stock balancing. These revenues are recognized net of reserves for returns and rebates. Return reserves are based on actual inventory held by distributors or resellers that is in excess of levels appropriate for that channel and is likely to be returned. Based on estimated release dates for the next versions, the Company monitors the channel inventory and only ships product when the sell through to the customer will be probable. The Company recognizes revenue, net of estimated returns and rebates, upon shipment or delivery of the product, when no significant obligations remain and collectability is probable. Revenues from internet sales are recognized when the software is downloaded or shipped to the customer. Revenues from third party products make up a portion of internet sales and the Company recognizes as revenue the net fee the Company collects for facilitating the sale. Licensing fees are recognized upon delivery of the software or when the customer has committed to renew their annual fee, as the Company is not obligated to provide any other deliverables in connection with these licenses.

Accounts Receivable

The majority of the Aladdin Systems' accounts receivable are due from domestic and international distributors and from Digital River, the Company's Website partner. All customer orders that are placed directly on the Website are processed by Digital River. Digital River collects these revenues and forwards the funds, less appropriate fees, twice per month to Aladdin Systems. Credit is extended based on evaluation of the customers' financial condition and collateral is not required. The Company maintains allowances for estimated product returns resulting from new version releases. Management regularly evaluates the allowance for returns account. Based on historical write-off experience, the Company currently does not maintain an allowance for doubtful accounts. Therefore, the allowance listed on the balance sheet is only for expected returns of software. If the financial condition of customers were to deteriorate, resulting in an impairment of their ability to make payments, an additional allowance for doubtful accounts would be required.

Capitalized Software

Costs incurred in the initial design phase of software development are expensed as incurred as research and development. Once the point of technological feasibility is reached, direct production costs are capitalized. The Company ceases capitalizing computer software costs when the product is available for general release to customers. Costs associated with acquired completed software are capitalized. Total capitalized software development costs at December 31, 2003 were $2,949,772 less accumulated amortization of $2,232,556. The Company amortizes capitalized software development costs on a product-by-product basis. The amortization charged to operations in each period for each product is the greater of the amount computed using (a) the ratio of current gross revenues to the total of current and anticipated future gross revenues for the product or
(b) 60 months. In addition, the Company evaluates the net realizable value of each software product at each balance sheet date and records write-downs to net realizable value for any products for which the carrying value is in excess of the estimated net realizable value. Total amortization expense for capitalized software was $277,663 and $183,044 in fiscal years 2003 and 2002, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Inventories

Aladdin Systems' inventories are valued at the lower of cost or market and are accounted for on the first-in, first-out basis. Management performs periodic assessments to determine the existence of obsolete, slow moving and non-salable inventories, and records necessary provisions to reduce such inventories to net realizable value.

Property and Equipment

The Company's property and equipment are stated at cost. Capital leases are recorded at the present value of the minimum lease payments at the date of acquisition. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets or lease term, whichever is shorter. RESEARCH AND DEVELOPMENT The Company's research and development costs are charged to operations when incurred.

Advertising

Aladdin Systems expenses advertising costs as they are incurred. Advertising and related promotion expenses for fiscal years 2003 and 2002 were $748,875 and $553,130 respectively.

Income Taxes

The Company is included in the consolidated tax return of Aladdin Systems Holdings, Inc. All income taxes are accounted for at the parent company level and no allocation is made to the Company. The group is in a tax loss position, with a full valuation allowance against net deferred tax assets. Accordingly, no tax is allocated to the Company.

Fair Value of Financial Instruments

The fair value of accounts receivable and accounts payable approximate carrying value due to the short-term nature of such instruments. The fair value of long-term obligations with third-parties approximates carrying value based on terms available for similar instruments.

Stock-based Compensation

The Company accounts for stock-based awards to employees using the intrinsic value method described in Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees" and its related interpretations. Accordingly, no compensation expense has been recognized in the accompanying consolidated financial statements for stock-based awards to employees when the exercise price of the award is equal to or greater than the quoted market price of the stock on the date of the grant.

SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" require disclosures as if the Company had applied the fair value method to employee awards rather than the intrinsic value method. The fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's fair value calculations for awards from stock option plans were made using the Black-Scholes option pricing model with the following weighted average assumptions: expected term, ten years from the date of grants in 2003 and 2002; stock price volatility, 72% in 2003 and 112% in 2002; risk free interest rate, 4.02% in 2003, and 4.0% in 2002; and no dividends during the expected term.

If the computed fair values of the stock-based awards had been amortized to expense over the vesting period of the awards, net income and net income per share, basic and diluted, would have been as follows:

                                                          YEAR ENDED DECEMBER 31,
                                                            2003          2002
Net income, as reported                                  $ 642,806   $ 872,310

Stock based compensation, net of taxes,
determined under the intrinsic value method                      --         --

Stock-based compensation, net of taxes,
determined under the fair value method                      264,004     349,575
                                                         ----------  ----------
PRO FORMA NET INCOME                                     $  378,802  $  522,735
                                                         ==========  ===========

Basic and diluted net earnings per share

   AS REPORTED                                           $     0.14  $    0.19
   PRO FORMA                                             $     0.08  $    0.11

EARNINGS PER SHARE

Basic and diluted earnings per share are computed using the weighted average number of common shares outstanding during the period. The Company does not have any potentially dilutive securities.

RECENT ACCOUNTING PRONOUNCEMENT

In March 2003, the Emerging Issues Task Force published Issue No. 00-21 "Accounting for Revenue Arrangements with Multiple Deliverables" (EITF 00-21). EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it performs multiple revenue generating activities and how to determine whether such an arrangement involving multiple deliverables contains more than one unit of accounting for purposes of revenue recognition. The guidance in this Issue is effective for revenue arrangements entered in fiscal periods beginning after June 15, 2003. The adoption of EITF 00-21 on July 1, 2003 did not have any significant impact on the Company's financial statements.

      NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, consist of:

                                   USEFUL LIVES (YEARS)      2003           2002
 Computer equipment                         5               $  949,035     $  889,625
 Office equipment                           5                  183,336        182,368
 Furniture and fixtures                     5                  306,250        306,250
 Displays                                 5 to 7               126,166        121,302
                                                        ------------------------------
                                                             1,564,787      1,499,545
 Less accumulated depreciation                              (1,314,704)    (1,227,193)
                                                        ------------------------------
                                                            $  250,083     $  272,352
                                                        ==============================

NOTE 3 - LONG-TERM DEBT AND RELATED PARTY NOTES

Long-term debt at December 31, consists of:


                                                         2003             2002
 Capital lease obligations                                $  13,704         $  77,256
 Software related payable                                   330,000           720,000
                                                    ----------------------------------
                                                            343,704           797,256
 Less current portion                                       336,204           457,552
                                                    ----------------------------------
                                                           $  7,500        $  339,704
                                                    ==================================


Software related payable is the amount to be paid to Vcommunications, Inc. for the acquisition of Easy Uninstall, Internet Cleanup and ZipMagic products. The total purchase price was $800,000 of which $155,000 was paid in 2002 and $315,000 in 2003. The balance of $330,000 is due in quarterly installments to be completed by October 2004. Per the agreement, Vcommunications has been assigned a continued interest in all of the Company's rights and title to the products to secure the Company's obligation to pay the full amount due. Fixed installments due on debt principal are as follows:

Year ending December 31,

2004                                                         $   336,204
2005                                                               7,500
                                                     --------------------
                                                             $   343,704
                                                     ====================

NOTE 4 - MAJOR CUSTOMERS

Aladdin Systems has one major customer that accounted for $2,170,803 or 26% and $1,736,101 or 23% of revenues in 2003 and 2002, respectively.

NOTE 5 - RETIREMENT PLAN

The Company has established a 401(k) retirement plan for all employees. Employees may elect to contribute a portion of their gross salary not to exceed federal tax law limitations. The Company may elect to match a portion of the employee contributions. No matching contributions were made for the years ended December 31, 2003 and 2002.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Leases

The Company conducts its operations from one facility that is leased under an operating lease expiring October 2010. Rent expense was $282,624 and $277,735 in 2003 and 2002, respectively.

The Company also has furniture and equipment under capital leases. The cost of assets acquired under capital leases is $500,070. Accumulated amortization on these assets at December 31, 2003 was $440,014.

Future minimum commitments under capital leases and non-cancelable operating leases as of December 31, 2003 are as follows:


                                                CAPITAL LEASES       OPERATING LEASES
                                                --------------       ----------------
Year ending December 31,
  2004                                             $    13,704          $     289,363
  2005                                                      --                293,124
  2006                                                      --                296,935
  2007                                                      --                300,795
  2008                                                      --                304,705
Thereafter                                                  --                609,411
                                            -----------------------------------------
Total minimum lease payment                              13,704             2,094,333

Less amount representing interest                           980                    --
                                            -----------------------------------------
                                                    $   12,724          $   2,094,333
                                            -----------------------------------------


NOTE 7 - STOCKHOLDERS' EQUITY

Stock Options

The Aladdin Systems Holdings, Inc. 1999 Stock Option Plan allows for the issuance of incentive stock options and non-qualified stock options to purchase shares of the Holding's common stock. The option plan has authorized 3,000,000 shares of which 167,969 remain available for granting at December 31, 2003. Under the option plan, incentive stock options may be granted to employees, directors, and officers of the Company and non-qualified stock options may be granted to consultants, employees, directors, and officers of the Company. Options granted under the option plan are for periods not to exceed ten years, and must be issued at prices not less than 100% of the fair market value of the stock on the date of grant. Options granted to shareholders who own greater than 10% of the outstanding stock are for periods not to exceed five years and must be issued at prices not less than 110% of the fair market value of the stock on the date of grant. Options granted under the option plan generally vest within 4 years.

Stock option activity, at the parent company level, is summarized as follows:

                                                                        WEIGHTED AVERAGE
                                                    SHARES               EXERCISE PRICE
                                                   --------            ------------------
BALANCE AT JANUARY 1, 2002                              2,473,528           $    1.48
Granted                                                   868,444                0.73
Cancelled                                                (457,750)                1.12
                                             -----------------------------------------
BALANCE AT DECEMBER 31, 2002                            2,884,222                1.31

Granted                                                   274,260                0.29
Cancelled                                                (326,451)                1.22
                                             -----------------------------------------
BALANCE AT DECEMBER 31, 2003                            2,832,031           $    1.22
                                             =========================================

The following table summarizes information about stock options outstanding as of December 31, 2003:

                                         WEIGHTED     AVERAGE               WEIGHTED
                                         AVERAGE     REMAINING              AVERAGE
 RANGE OF EXERCISE PRICE      NUMBER     EXERCISE   CONTRACTUAL  NUMBER     EXERCISE
                            OUTSTANDING    PRICE    TERM (YEARS) EXERCISABLE  PRICE
--------------------------------------------------------------------------------------
$0.20 - $0.63                    857,302  $    0.43         7.59    521,185   $  0.46
$0.65 - $1.07                    956,532  $    0.90         4.26    875,282   $  0.93
$1.15 - $1.85                    616,468  $    1.38         5.27    591,267   $  1.37
$3.00 - $4.87                    401,729  $    3.44         2.80    393,911   $  3.44
                           -----------------------------------------------------------
                               2,832,031  $    1.22               2,381,645   $  1.35


The weighted average fair value of options granted to employees was $0.19 and $0.13 for 2003 and 2002, respectively.

NOTE 8 - SUBSEQUENT EVENTS

On January 21, 2004, Holdings and International Microcomputer Software, Inc. ("IMSI") entered into Stock Purchase Agreement for the sale of the Company to International Microcomputer Software, Inc. The final stock purchase agreement was signed on April 19, 2004.

      UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION:

The following selected Unaudited Pro Forma Condensed Financial Information is based on the historical financial statements of IMSI and Aladdin Systems, Inc. and has been prepared to illustrate the effect of IMSI's acquisition of Aladdin. The Unaudited Pro Forma Condensed Financial Information has been prepared using the purchase method of accounting. Aladdin reports its financial results on a fiscal year ending December 31. The financial statements of Aladdin included in the following unaudited pro forma condensed financial information are based on the unaudited statements of Aladdin for the twelve months ended June 30, 2003 and the nine months ended March 31, 2004 that have been derived primarily from the audited financial statements of Aladdin included in this report. The pro forma statements of operations give effect to the acquisition of Aladdin as if it occurred on July 1, 2002.

Because the selected unaudited pro forma condensed combined financial information is based upon Aladdin's financial position and operating results during periods when Aladdin was not under the control, influence or management of IMSI, the information presented may not be indicative of the results that would have actually occurred had the transaction been completed as of July 1, 2002 or March 31, 2004, as appropriate, nor is it indicative of future financial or operating results of the combined entity.

                              ALADDIN SYSTEMS, INC.

      INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

      DESCRIPTION                                                                        PAGE
----------------------------------------------------------------------------------------------
Balance Sheet as of March 31, 2004                                                        20

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet                             21

Statements of Operations for the Twelve Months Ended June 30, 2003                        22

Statements of Operations for the Nine Months Ended March 31, 2004                         23

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations                  24

                   INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
       UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2004

                                                         IMSI                                        IMSI
                                                     Consolidated     Aladdin       Pro Forma     Consolidated
                                                      Historical     Historical    Adjustments     Pro Forma
                                                     -----------    -----------    -----------    -----------
ASSETS
   Current Assets:
      Cash and Cash Equivalents                      $ 4,904,989    $   477,480    $(1,500,000)   $ 3,882,469
      Investment in Marketable Securities              1,752,462             --             --      1,752,462
                                                                                            --      2,153,821
      Accounts Receivable, less allowances             1,186,714        967,107
      Inventories                                        451,202        145,067             --        596,269
      Other Current Assets                               623,551        154,977        (51,000)       727,528
                                                     -----------    -----------    -----------    -----------
   Total Current Assets                                8,918,918      1,744,631     (1,551,000)     9,112,549
   Fixed Assets, net                                     412,238        230,590        642,828
   Intangible Assets
      Capitalized Software, net                          933,632        645,925      2,933,632      1,354,075
      Capitalized Domain Names, net                    1,643,060             --             --      1,643,060
      Capitalized Customer Names, net                    262,222             --        590,000        852,222
      Capitalized Trademarks                                  --             --        700,000        700,000
      Capitalized Distributor Agreements                      --             --        400,000        400,000
      Goodwill                                           611,404             --      4,519,685      5,130,089
                                                     -----------    -----------    -----------    -----------
   Total Intangible Assets                             3,450,318        645,925      7,563,760     11,660,003

   Other Assets
      Investment in Securities                         1,436,250             --             --      1,436,250
      Receivable Long-Term                             1,650,000             --             --      1,650,000
                                                     -----------    -----------    -----------    -----------
   Total Other Assets                                         --             --      3,086,250      3,086,250
                                                     -----------    -----------    -----------    -----------
Total Assets                                          15,867,724      2,621,146      6,012,760     24,501,630
                                                     ===========    ===========    ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
   Current Liabilities
      Short-term Debt                                    986,286        257,018      1,000,000      2,243,304
      Trade Accounts Payable                           1,051,278        303,077         24,000      1,378,355
      Accrued and Other Liabilities                      633,608        490,427             --      1,124,035
      Deferred Revenue                                   268,012                            --        268,012
                                                     -----------    -----------    -----------    -----------
   Total Current Liabilities                           2,939,184      1,050,522      1,024,000      5,013,706
   Long-term debt and other obligations                  470,846             --      2,000,000      2,470,846
   Liabilities related to discontinued operations         84,230             --             --         84,230
                                                     -----------    -----------    -----------    -----------
   Total Liabilities                                   3,494,260      1,050,522      3,024,000      7,568,782

      Stockholders' Equity
      Common Stock                                    36,147,924        492,199      4,067,185     40,707,308
                                                     (23,672,800)     1,078,425     (1,078,425)   (23,672,800)
      Accumulated Deficit                              1,078,425
      Accumulated other loss                            (101,660)            --             --       (101,660)
                                                     -----------    -----------    -----------    -----------
   Total Shareholders' Equity                         12,373,464      1,570,624      2,988,760     16,932,848
                                                     -----------    -----------    -----------    -----------
Total Liabilities and SH Deficit                     $15,867,724    $ 2,621,146    $ 6,012,760    $24,501,630
                                                     ===========    ===========    ===========    ===========

                   INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.

             NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

The unaudited pro forma condensed balance sheet gives effect to the following unaudited pro forma adjustments:

1. Adjustment reflects the acquisition entry of Aladdin in accordance with the purchase method of accounting.

                   INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS FOR THE
                           TWELVE MONTHS ENDED JUNE 30, 2003


                                                                               ALADDIN
                                                          IMSI (HISTORICAL) (HISTORICAL)PRO   FORMA ADJUSTMENTS         IMSI PRO
                                                                                                                          FORMA
                                                                                        Amortization of   Interest on
                                                                                          Intangibles    Notes Payable
                                                                                              (1)             (2)
    Net Revenues                                         $    8,932,377 $     8,204,885 $            --              $ 17,137,262

    Product Costs                                             3,989,390         979,269         400,000                 5,368,659
                                                         -------------- --------------- --------------- ------------ ------------
 Gross Margin                                                 4,942,987       7,225,616        (400,000)               11,768,603
 Costs and Expenses:
    Sales and Marketing                                       2,956,792       3,199,067                                 6,155,859
    General and Administrative                                3,082,110       2,000,237         184,667                 5,267,014
    Research and Development                                  1,513,611         937,765                                 2,451,376
                                                         -------------- --------------- --------------- ------------ ------------
 Total Operating Expenses                                     7,552,513       6,137,069         184,667                13,874,249
                                                         -------------- --------------- --------------- ------------ ------------

 Operating Income (Loss)                                     (2,609,526)      1,088,547        (584,667)               (2,105,646)
                                                         -------------- --------------- --------------- ------------ ------------
 Other Income and (Expense):
    Interest and Other, Net                                    (890,686)         (6,617)                    (120,000)  (1,017,303)
    Loss on sale of assets                                      (40,503)             --                                   (40,503)
    Gain from Extinguishment of Debt                            768,614              --                                   768,614
                                                         -------------- --------------- --------------- ------------ ------------

 Income (Loss) Before Income Tax                             (2,772,101)      1,081,930        (584,667)    (120,000)  (2,394,838)

 Income Tax Provision                                             7,446                                                     7,446
                                                         -------------- --------------- --------------- ------------ ------------
 Net Income (Loss) From Continuing Operations                (2,779,547)      1,081,930        (584,667)    (120,000)  (2,402,284)
 Income from discontinued operations, net of tax              1,210,924                              --                 1,210,924

 Gain from the sale of discontinued operations               12,236,538                              --                12,236,538
                                                         -------------- --------------- --------------- ------------ ------------
 Net Income                                                $ 10,667,915     $ 1,081,930      $ (584,667)  $ (120,000)  11,045,178
                                                         ============== =============== =============== ============ ============
Basic and diluted earnings (loss) per share
 Loss per share from continuing operations                       ($0.12)                                                   ($0.10)
 Income per share from discontinued operations                    $0.05                                                     $0.05
 Gain per share from the sale of discontinued
operations                                                        $0.54                                                     $0.49
 Net income per share                                             $0.47                                                     $0.44
 Shares used in computing earnings (loss) per share          22,800,795                                                25,118,676

                   INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS FOR THE
                           NINE MONTHS ENDED MARCH 31, 2004


                                                                                   ALADDIN
                                                             IMSI (HISTORICAL)   (HISTORICAL)   PRO FORMA ADJUSTMENTS    MSI PRO
                                                                                             ---------------------------  FORMA
                                                                                             Amortization  Interest on
                                                                                            of Intangibles    Notes
                                                                                                             Payable
                                                                                                  (1)           (2)
     Net Revenues                                            $   7,239,029    $   6,858,028          $ -             $14,097,057

     Product Costs                                               2,416,554          804,951      300,000                 3,521,505
                                                             -------------- ---------------- ------------ ---------- --------------
  Gross Margin                                                                                  (300,000)
                                                                 4,822,475        6,053,077                             10,575,552

  Costs and Expenses:

     Sales and Marketing                                         3,270,091        2,777,039                              6,047,130

     General and Administrative                                  2,537,474        1,667,002      138,500                 4,342,976

     Research and Development                                    1,654,971          975,967                              2,630,938
                                                             -------------- ---------------- ------------ ---------- --------------
  Total Operating Expenses                                                                       138,500
                                                                 7,462,536        5,420,008                             13,021,044
                                                             -------------- ---------------- ------------ ---------- --------------
  Operating Income (Loss)                                      (2,640,061)          633,069    (438,500)               (2,445,492)
                                                             -------------- ---------------- ------------ ---------- --------------
  Other Income and (Expense):
     Interest and Other, Net                                       197,885           26,781                (90,000)        134,666
     Realized Gain on Marketable Securities                         75,997                -                                 75,997
     Unrealized Gain on Marketable Securities                    1,864,527                -                              1,864,527
     Gain from Extinguishment of Debt                               76,110                -                                 76,110
                                                             -------------- ---------------- ------------ ---------- --------------
  Income (Loss) Before Income Tax                                                              (438,500)   (90,000)
                                                                 (425,542)          659,850                              (294,192)

  Income Tax Provision                                              24,540                                                  24,540
                                                             -------------- ---------------- ------------ ---------- --------------

  Net Income (Loss) From Continuing Operations                   (450,082)          659,850    (438,500)   (90,000)      (318,732)

  Gain from the sale of discontinued operations                  1,000,000                -                              1,000,000
                                                             -------------- ---------------- ------------ ---------- --------------

  Net Income                                                 $     549,918     $    659,850  $ (438,500)  $(90,000)    $   681,268
                                                             ============== ================ ============ ========== ==============

Basic and diluted earnings (loss) per share
 Income/(Loss) per share from continuing operations                 ($0.02)                                                 ($0.01)
 Gain per share from the sale of discontinued operations             $0.04                                                    $0.04
 Net income per share                                                $0.02                                                    $0.03
 Shares used in computing earnings (loss) per share             23,331,526                                               25,649,407

                   INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.

    NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
     FOR THE TWELVE MONTHS ENDED JUNE 30, 2003 AND FOR THE NINE MONTHS ENDED
                                 MARCH 31, 2004

The unaudited pro forma condensed statements of operations give effect to the following unaudited pro forma adjustments:

1 Adjustment reflects the acquisition entry of Aladdin in accordance with the purchase method of accounting.

            (1) To reflect the amortization of capitalized software, distribution agreements and customer names acquired in the acquisition of Aladdin.

                        The amortization perods for these identifiable intangibles are as follows

                        o     Capitalized software      5 years

                        o     Distribution Agreements   6 years

                        o     Customer Names            5 years

            (2) To reflect the interest expense associated with the notes payable used to partially fund the acquisition of Aladdin.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.

DATED: JUNE 16, 2004

By: /s/ Martin Wade, III

MARTIN WADE, III

Director & Chief Executive Officer